SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 4, 2008

                           EPIC ENERGY RESOURCES, INC.
                           ---------------------------
                 (Name of Small Business Issuer in its charter)

       Colorado                        0-31357                94-3363969
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(State of incorporation)       (Commission File No.)        (IRS Employer
                                                          Identification No.)

                           10655 Six Pines, Suite 210
                           The Woodlands, Texas 77380
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (281)-419-3742

                                       N/A
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)


[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 402. Nonreliance on Previously  Issued Financial  Statements or a Related
          Audit Report or Completed Interim Review.

      On February 4, 2008 the Company determined that its financial statements for the three and nine months ended September 30, 2007 contained an error in the amount reported as consulting fees and operating expenses. As a result, the Company's financial statements for these periods should no longer be relied upon. The error will result in a decrease of approximately $450,000 in the net income reported by the Company for the three months ended September 30, 2007 and an increase in the net loss reported for the nine months ended September 30, 2007 by the same amount.

      The Company's Chief Financial Officer, Michael Kinney, discussed this matter with Malone & Bailey.

      The Company plans to file its amended 10-QSB report shortly.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   February 11, 2008                  EPIC ENERGY RESOURCES, INC.



                                     By:  /s/ Rex Doyle
                                          ------------------------------------
                                          Rex Doyle, Chief Executive Officer